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                              CSS INDUSTRIES, INC.
                     (formerly known as City Stores Company)
                            (A Delaware Corporation)

                                    BY - LAWS

                 (As Amended to and including November 19, 1996)


                                     OFFICES

         1. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware and the name of the resident agent in charge thereof is The Corporation Trust Company.

         2. The Corporation may also have an office in the City of New York, State of New York, and also offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                      SEAL

         3. The corporate seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

                             STOCKHOLDERS' MEETINGS

         4. All meetings of the stockholders shall be held at such place as may be designated from time to time by the Board of Directors.

         5. The annual meeting of the stockholders of the Corporation shall be held on a date and at a time set by the Board of Directors, when they shall elect by a plurality vote, by ballot, a Board of Directors, and transact that other business as may properly come before the meeting. When a quorum is present at any meeting, a majority in interest of the stock entitled to vote represented thereat shall decide any question brought before said meeting, unless the question is one upon which, by express provisions of law or of the Certificate of Incorporation or of these By-Laws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

         6. The holders of a majority of the stock issued and outstanding, and entitled to


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vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder or record entitled to vote at the meeting.

         7. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than one year prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation.

         8. Written notice of every meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than 60 days prior to the date of the meeting, unless a greater period of notice is required in a particular case by law.

         9. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of voting shares registered in the name of each, shall be prepared by the Secretary and filed at a place within the city where the meeting is to be held, at least ten (10) days before every meeting, and shall at all times, during the usual hours of business, and during the whole time of said meeting, be open to the examination of any stockholders for any purpose germaine to the meeting.

         10. At each meeting of the stockholders for the election of Directors, proxies and ballots shall be received and be taken in charge, and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors may be appointed by the Board of Directors before or at the meeting, or, if no appointment shall have been made, then by the presiding officer at the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors

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in place of any so failing to attend or refusing or unable to attend, shall be appointed in like manner. The inspectors shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No person, who is a candidate for the office of Director, shall be an inspector.

         11. Special meetings of the stockholder shall be held whenever called by a majority of the Board of Directors or whenever three or more stockholders, holding at least twenty-five percentum (25%) in interest of the capital stock, shall make written application to the President or Chairman of the Board, stating the time, place and purpose of the meeting applied for.

         12. Business transacted at all special meetings shall be confined to the objects stated in the call.

         13. At the annual meetings of stockholders the following shall be the order of business, unless the stockholders otherwise decide:

                  1.       Declaration of quorum.
                  2.       Proof of notice of meeting.
                  3.       Reading of Minutes of last meeting.
                  4.       Election of Directors.
                  5.       Reports of Officers.
                  6.       Miscellaneous business.

                                    DIRECTORS

         14. The property and business of this Corporation shall be managed by its Board of Directors, not less than seven (7) nor more than twenty-five (25) in number. Directors need not be stockholders. They shall be elected at the annual meeting of the stockholders, and each Director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal. The number of Directors as aforesaid for each next ensuing year shall be fixed by the Directors at a meeting of the Board prior to the annual meeting of stockholders. Should the Board of Directors fail to fix the number of Directors as aforesaid, the number shall be fixed by the stockholders at such annual meeting. Within the limits on the number of Directors set forth in this By-Law, the number of Directors may be increased or may be decreased in lieu of filling a vacancy in the office of Director at any time by the Board of Directors.

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         15. The Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, except the original or duplicate stock ledger, outside of Delaware, in the city of New York, or at such other places as they may from time to time determine.

         16. If the office of any Director or Directors become vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors, or otherwise, a majority of the remaining Directors, though less than a quorum, may choose a person or persons to fill such vacancy, who shall hold office until the next annual election and until a successor or successors has or have been duly elected and qualified or until the earlier resignation or removal of such person or persons.

         17. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         18. At meetings of the Board of Directors , the business shall be transacted in the following order, or in such other order as from time to time the Board, or the presiding officer may determine:

   1. Reading the minutes of last regular meeting and of any special meeting held since the last regular meeting.

   2. Reading of the minutes of all meetings of the Executive Committee, held since the last regular meeting of the Board.

   3.   Report of the President.

   4.   Report of the Treasurer.

   5.   Report of Committees.

   6.   Unfinished business.

   7.   New business.

At all meetings of the Board of Directors, the Chairman of the Board, or in his absence, the President, or in the absence of both, a Vice-President, shall preside.

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                               EXECUTIVE COMMITTEE

         19. The Board of Directors shall elect from its members by a majority of the whole Board an Executive Committee of not less than three (3) nor more than nine (9). Any member of the Executive Committee may be removed by a majority of the entire Board of Directors and vacancies in the Committee shall be filled in like manner.

         20. Powers - The Executive Committee shall have and may exercise all and any of the powers of the Board of Directors in the management of the business and affairs of the Corporation during the intervals between the meetings of the Board of Directors except as otherwise provided by law, and may cause the corporate seal to be affixed to such papers as may require it in connection therewith. The Executive Committee shall also have such other powers as may be conferred upon it by these By-Laws or from time to time by resolution of the Board.

         21. Quorum - In all cases the affirmative vote of a majority of all the members of the Executive Committee shall be necessary for its adoption of any resolution.

         22. Procedure - The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported to the Board of Directors at its special or regular meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors, provided that no rights or acts of third parties shall be affected by such revision or alteration.

         23. The Executive Committee may fix its own rules and procedure and shall meet when and as provided by such rules or by resolution of the Board of Directors.

                             COMMITTEE OF DIRECTORS

         24. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate standing committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except as otherwise provided by law, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         25. The committees shall keep minutes of their proceedings and shall report to the

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Board when required.

                            COMPENSATION OF DIRECTORS

         26. Directors shall receive such compensation as may be set from time to time by resolution of the Board; PROVIDED, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         27. Members of special, standing committees and the Executive Committee may be allowed like compensation for attending committee meetings.

                              MEETINGS OF THE BOARD

         28. Each newly elected Board may meet either within or without the State of Delaware, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a majority of the whole Board shall be present.

         29. Regular meeting of the Board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board.

         30. Special meetings of the Board of Directors may be held at any time or place either within or without the State of Delaware, whenever called by the Chairman of the Board, or the President, or a Vice President, or three or more Directors, notice thereof being given to each Director by the Secretary or Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or when those not present may waive notice thereof in writing. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least five (5) days before the meeting, or by delivering the same to him personally or telephoning or telegraphing the same to him at his residence or business address, unless, in case of exigency, the Chairman of the Board of Directors or the President shall prescribe a shorter notice to be given personally or by telephoning or telegraphing such Director at his residence or business address, which notice, however, shall be sufficient to enable all the members of the Board by usual means of travel, to be in attendance at such meeting. Such special meeting shall be held at such times and places as the notice thereof or waiver shall specify.


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         31. Quorum - A majority of the Board of Directors shall constitute a quorum for the transaction of business and the act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                    OFFICERS

         32. The Executive Officers of the Corporation shall be a Chairman of the Board of Directors, President, Vice-Presidents in such number as the Board shall from time to time determine, Secretary and Treasurer, all of whom shall be elected by the Board of Directors. One person may hold more than one office, except as prohibited by law. The Board of Directors may designate from time to time the Executive Officer who shall be Chief Executive Officer of the Corporation.

         33. The Executive Officers shall be elected by the Board of Directors after its election by the stockholders, and a meeting may be held for this purpose without notice immediately after the annual meeting of the stockholders, and at the same place.

         34. The Board may appoint such other officers, counsel and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         35. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

         36. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead or until their earlier resignation or removal. Any officers elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.



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                              CHAIRMAN OF THE BOARD

         37. The Chairman of the Board of Directors shall be a member of the Board of Directors and shall preside at all meetings of the stockholders and of the Board of Directors, and by virtue of his office shall be Chairman of and a member of the Executive Committee, and a member of all standing committees except the Audit Committee. He shall supervise all such matters as may be delegated to him by the Board of Directors or the Executive Committee.

                                  THE PRESIDENT

         38. The President shall be a member of the Board of Directors, and shall in the absence of the Chairman of the Board be Chairman of the Executive Committee. He shall, in the absence of the Chairman of the Board, preside at all meetings of the Directors, and shall also, in the absence of the Chairman of the Board, preside at all meetings of the stockholders. He shall appoint all persons other than officers, employed in the service of the Corporation, and may suspend or remove them. At each regular meeting of the Board of Directors he shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors or Executive Committee, or as may be authorized by law.

                                 VICE PRESIDENTS

         39. In the absence, vacancy or disability of the President and if so designated by the Board of Directors or Executive Committee, a Vice President shall perform the duties and exercise the powers of the President. The Vice Presidentsshall otherwise perform such other duties as the Board of Directors shall prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         40. The Secretary shall attend all sessions of the Board and Executive Committee and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and affix or cause to be affixed the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or an Assistant Treasurer.

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         41. The Assistant Secretaries shall perform such duties as the Board of
Directors shall from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         42. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         43. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         44. The Assistant Treasurers shall perform such duties as the Board of Directors shall from time to time prescribe.

                                      BONDS

         45. Any officer or employee having the care or custody of any of the securities or cash of the Corporation may be required to give the Corporation a bond in such sum and in such form and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office.

                       DUTIES OF OFFICERS MAY BE DELEGATED

         46. In case of the absence of any officer of the Corporation, or for any other reasons that the Board may deem sufficient, the Board may delegate, for the time being, the power or duties, or any of them, of such officer to any other officer, or to any Director.

                              CERTIFICATE OF STOCK

         47. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board of Directors, President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. If the Corporation has a transfer agent or an assistant transfer

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agent acting on its behalf and a registrar, the signatures of any such officer may be facsimile. The designations, preferences and relative participating option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock.

                               TRANSFERS OF STOCK

         48. Transfers of stock shall be made on the books of the Corporation only upon surrender of the certificate therefor endorsed by the person named in the certificate or by attorney, lawfully constituted in writing.

                            CLOSING OF TRANSFER BOOKS

         49. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of the stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, or not exceeding sixty (60) days before the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. Where such a record date has not been fixed by the Board of Directors and the Board of Directors has not closed the stock transfer book as above provided, the record date shall be fixed as otherwise provided by law.


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                             REGISTERED STOCKHOLDERS

         50. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                LOST CERTIFICATE

         51. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed shall, upon compliance with the aforesaid provisions, be issued by the Company.

                                   FISCAL YEAR

         52. The fiscal year of the Corporation shall begin on January 1 and end on December 31 in each year or shall be for such period as the Board of Directors may from time to time hereafter designate.

                                    DIVIDENDS

         53. Dividends upon the capital stock of the Corporation subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, property, or in shares of the capital stock.

         54. Before any payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may abolish any such reserve in the manner in which it was created.


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                                     NOTICES

         55. Whenever under the provisions of these By-Laws notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, or by telegraph by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder or Director at such address as appears on the books of the Corporation, or with a telegraph office for transmission to such person and such notice shall be deemed to be given at the time when the same shall be thus mailed or deposited.

         56. Any stockholder or Director may waive any notice required to be given under these By-Laws.

                                     CHECKS

         57. All checks, notes, drafts, acceptances or other demands or orders for the payment of money of the Corporation, shall be signed by such officer or officers, or person or persons as the Board of Directors may from time to time designate.

                               VOTING UPON STOCKS

         58. Unless otherwise ordered by the Board of Directors or by the Executive Committee, the Chairman of the Board, or the President, and in their absence any Vice President of the Corporation, shall have full power and authority on behalf of the Corporation, to attend, to act and to vote at any meetings of the stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights, and powers incident to the ownership of such stock which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee, by resolution from time to time, may confer like powers upon any other person or persons.

                                    CONTRACTS

         59. Inasmuch as the Directors of this Corporation are men of large and varied business interests and it is contemplated that the Directors of this Corporation shall be men of large and varied business interests, it is hereby provided that in the absence of fraud no contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any manner be affected or invalidated by the fact that any of the Directors of the Corporation are pecuniarily or otherwise interested in or are directors or

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officers of such other corporation. In the absence of fraud, any Director individually, or any firm or association of which any Director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or to a majority thereof; and provided that such contract or transaction shall be approved by the affirmative votes of a majority of the disinterested Directors of this Corporation; and any Director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction or with respect thereto, and such contract or transaction shall not be void or voidable solely because his or their vote is counted for such purposes. Any Director and/or officer of this Corporation may act as a director and/or officer of any subsidiary or affiliated corporation and may vote or act without restriction or qualification with regard to any transaction between such corporations.

                                   AMENDMENTS

         60. These By-Laws may be altered or amended or repealed by the affirmative vote of the holders of record of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or annual meeting of the stockholders, or at any special meeting of the stockholders, if notice of the proposed alteration or amendment or repeal be contained in the notice of such annual or special meeting or these By-Laws may be altered or amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, provided, however, that no change of the time or place for the election of Directors shall be made within sixty days next before the day on which such election is to be held and that in case of any change of such time and place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the election is held.

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         61. (A) The Company shall, subject to the provisions of subparagraph
(C) below, indemnify each person who is or was a director, officer or employee of the Company or of any other corporation which he serves or served as such at the request of the Company, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or other proceeding (whether actual

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or threatened or brought by or in the right of the Company or such other corporation or otherwise), civil, criminal, administrative or investigative, including any appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Company or such other corporation, or by reason of his serving or having served as a trustee of a trust at the request of the Company, or by reason of any past or future action taken or not taken in his capacity as such director, officer, trustee or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided (a) in the case of a claim, action, suit or other proceeding brought by or in the right of the Company or such other corporation to procure a judgment in its favor, that such person has not been adjudged to be liable for negligence or misconduct in the performance of his duty to it, (b) in the case of a claim, action, suit or other proceeding not covered by clause (a) such person acted in the best interests of the Company or such other corporation, as the case may be and (c) in addition, in any criminal action or proceeding he had not reasonable cause to believe that his conduct was unlawful. Indemnification pursuant to this Section 61 of the By-Laws, however, shall (i) not include any amount payable by such person to the Company or to such other corporation in satisfaction of any judgment or settlement, and (ii) be reduced by the amount of other indemnification or reimbursement of such person in respect of the liability and expense with respect to which indemnification is claimed. As used in this Section 61, the term "liability" shall include, but shall not be limited to, amounts of judgments, fines or penalties against, and amounts paid in settlement by, such person; the term "expense" shall include, but shall not be limited to, counsel fees and disbursements; and the term "employee" shall mean an executive (other than an executive who is a director or officer of the Company) of the Company, of any operating division of the Company, of any subsidiary of the Company in which the Company owns a majority of the voting control or power, or of any other corporation which such executive serves or served at the request of the Company, whom the Board of Directors of the Company, in its discretion, may determine, in each instance, to be an "employee" for the purpose of this Section
61. The termination of any claim, action, suit or other proceeding, by judgment, order, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere or its equivalent, shall not create a presumption that such person did not meet the standards of conduct as set forth in this Section.

                  (B) Every person referred to in the foregoing subparagraph (A) of this Section 61 who has been successful on the merits or otherwise, in defense of any action, suit or other proceeding of the character described in said subparagraph, or in defense of any claim, issue or matter therein, shall be entitled to indemnification as of right against reasonable expenses incurred by him in connection with such successful defense.

                  (C) Except as provided in the foregoing subparagraph (B) of this Section 61,

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any indemnification under subparagraph (A) shall be made solely at the discretion of the Company, but only upon a determination that the person seeking indemnification has met the standards of conduct set forth in said subparagraph
(A). Such determination shall be made (a) by the Board of Directors, acting by a majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or other proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, such a quorum by such vote so directs, by independent legal counsel (who may be counsel regularly retained by the Company) in a written opinion delivered to the Company.

                  (D) Expense incurred in defending any claim, action, suit or other proceeding of the character described in subparagraph (A) of this Section may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification for such expense under this Section.

                  (E) The provisions for indemnification set forth in this Section, (a) shall be in addition to any rights to which any person referred to in subparagraph (A) of this Section may otherwise be entitled by contract or as a matter of law; (b) may apply as to any such person who has ceased to be a director, officer or employee; (c) shall inure to the benefit of the heirs, executors and administrators of any such person referred to in subparagraph (A); and (d) shall be applicable whether or not the claim asserted against such person is based on matters which antedate the adoption of this Section 61.

         62. Section 203 of the Delaware General Corporation Law shall not applicable to the Company. Anything of the foregoing to the contrary, Section 62 of the By-Laws may not be altered, modified or repealed by the Board of Directors.

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